Exhibit 23(b) – Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Universal Forest Products, Inc. and subsidiaries of our report dated February 26, 2014, except for Note N, as to which the date is February 25, 2015, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries, included in the fiscal 2014 Annual Report to Shareholders of Universal Forest Products, Inc. and subsidiaries.

We also consent to the incorporation by reference in the Registration Statement file numbers 33-81128, 33-81116, 33-81450, 333-60630, 333-88056, 333-150345 and 333-156596 on Form S-8 related to various employee option and incentive stock plans and Registration Statement file number 333-75278 on Form S-3 of our reports dated February 26, 2014, except for Note N, as to which the date is February 25, 2015, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries, incorporated by reference in this Annual Report (Form 10-K) for the fiscal year ended December 27, 2014.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 25, 2015